UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

SPARTANNASH COMPANY

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors of SpartanNash Company (the "Company") appointed David M. Staples, age 53, as Executive Vice President Chief Operating Officer of the Company, effective March 1, 2015. Mr. Staples will continue to perform the duties of Chief Financial Officer until a successor is appointed.

Mr. Staples previously served as the Company’s Executive Vice President since November 2000 and Chief Financial Officer since January 2000.

There are no transactions or proposed transactions in which Mr. Staples has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On February 25, 2015, the Board of Directors of the Company appointed Derek Jones as Executive Vice President, President of Wholesale and Distribution Operations. Mr. Jones has previously served as the Company’s Executive Vice President Food Distribution and Executive Vice President Supply Chain.

On March 3, 2015, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference and furnished to, and not filed with, the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2015	SpartanNash Company

	By	/s/ Kathleen M. Mahoney
Kathleen M. Mahoney Executive Vice President General Counsel and Secretary

Exhibit Index

Exhibit	Document

99.1	Press Release dated March 3, 2015